   2. SHAREHOLDER VOTES. During the fiscal year period ended June 30, 2007, action was taken by the shareholders of the Portfolios, as follows:

SPECIAL MEETINGS OF THE SHAREHOLDERS

A special meeting of shareholders of the Value Portfolio was held on September 15, 2006. At the meeting shareholders voted and approved a new portfolio management agreement between the Trust and Institutional Capital LLC. The results of the September 15, 2006 meeting are presented below:

                                                    % of
                      Record Date                  Total                 % of Votes Against
Portfolio               Shares       Shares Voted  Shares  For Proposal   in Favor  Proposal Abstain
---------            -------------- -------------- ------ -------------- ---------- -------- -------
Value Portfolio      57,429,206.277 57,429,206.277  100%  57,429,206.277    100%       0        0

A special meeting of the shareholders of the Fixed Income II Portfolio was held on November 15, 2006. At the meeting, shareholders voted and approved a new portfolio management agreement between the Trust and BlackRock Financial Management, Inc.

The results of the November 15, 2006 meeting are presented below:

                                                    % of
                      Record Date                  Total                  % of Votes Against
Portfolio               Shares       Shares Voted  Shares   For Proposal   in Favor  Proposal Abstain
---------            -------------- -------------- ------  -------------- ---------- -------- -------
Fixed Income II
Portfolio            26,017,352.657 25,927,259.230 99.654% 25,927,259.230    100%       0        0

A special meeting of the shareholders of each Portfolio of the Trust was held on November 15, 2006. At the meeting, shareholders were asked to vote for proposals, (i) authorizing the Trust to enter into portfolio management agreements without the affirmative vote of the shareholders of the Trust or of any portfolio of the Trust under certain circumstances and (ii) to approve a new investment advisory agreement between the Trust and Hirtle Callaghan that will permit Hirtle Callaghan to act as a discretionary investment adviser to the Trust and each of its separate investment portfolios. The meeting was adjourned until December 15, 2006. The December 15, 2006 meeting was adjourned until December 28, 2006.

The results of the December 28, 2006 meeting are presented below:

Proposal #1:

                                                      % of                    % of                % of
                       Record Date    Total Shares   Total                   Votes                Votes              % of Votes
Fund Name                Shares          Voted       Shares  For Proposal   in Favor   Against   Against   Abstain    Abstain
---------            --------------- --------------- ------ --------------- -------- ----------- ------- ----------- ----------
Fixed Income II
Portfolio             26,017,352.649  14,625,275.650 56.21%  14,602,046.650  99.841%   1,831.000  0.013%  21,398.000   0.146%
Fixed Opportunity
Portfolio             18,783,637.824  13,165,331.728 70.09%  13,140,062.728  99.808%  17,706.000  0.134%   7,563.000   0.057%
Fixed Income
Portfolio             23,648,239.373  13,401,674.202 56.67%  13,377,818.202  99.822%   2,379.000  0.018%  21,477.000   0.160%
Growth
Portfolio            118,023,973.599  65,037,087.341 55.10%  64,684,283.341  99.458% 231,423.000  0.356% 121,381.000   0.187%
Intermediate
Municipal
Portfolio             54,411,066.778  28,836,295.000 53.00%  28,665,797.000  99.409% 147,226.000  0.511%  23,272.000   0.081%
International
Portfolio            115,593,572.263  70,559,996.530 61.04%  70,393,725.530  99.764% 156,623.000  0.222%   9,648.000   0.014%
Short Term Municipal
Portfolio              3,132,094.370   1,642,483.000 52.44%   1,594,600.000  97.085%  25,664.000  1.563%  22,219.000   1.353%
Small Cap
Portfolio             38,594,798.357  23,899,686.458 61.92%  23,845,388.458  99.773%  47,067.000  0.197%   7,231.000   0.030%
Value
Portfolio             58,271,758.578  31,193,580.947 53.53%  31,061,482.947  99.577%  52,804.000  0.169%  79,294.000   0.254%
Total                456,476,493.791 262,361,410.856 57.48% 261,365,204.856  99.620% 682,723.000  0.260% 313,483.000   0.119%

Proposal #2:

                                                                               % of              % of               % of
                      Record Date    Total Shares  % of Total                 Votes              Votes              Votes
Fund Name               Shares          Voted        Shares    For Proposal  in Favor  Against  Against  Abstain   Abstain
---------            -------------- -------------- ---------- -------------- -------- --------- ------- ---------- -------
Fixed Income II
Portfolio            26,017,352.649 14,625,275.650   56.21%   14,603,877.650  99.854% --         0.000% 21,398.000  0.146%
Fixed Opportunity
Portfolio            18,783,637.824 13,165,331.728   70.09%   13,151,449.728  99.895% 6,319.000  0.048%  7,563.000  0.057%
Fixed Income
Portfolio            23,648,239.373 13,401,674.202   56.67%   13,374,107.202  99.794% 6,090.000  0.045% 21,477.000  0.160%

                                                                                                    % of                % of
                  Record Date    Total Shares   % of Total                  % of Votes              Votes               Votes
  Fund Name         Shares          Voted         Shares     For Proposal    in Favor    Against   Against   Abstain   Abstain
  ---------     --------------- --------------- ----------  --------------- ---------- ----------- ------- ----------- -------
Growth
Portfolio       118,023,973.599  65,037,087.341      55.10%  64,713,213.341   99.502%  202,493.000  0.311% 121,381.000  0.187%
Intermediate
Municipal
Portfolio        54,411,066.778  28,836,295.000      53.00%  28,813,023.000   99.919%           --  0.000%  23,272.000  0.081%
International
Portfolio       115,593,572.263  70,559,996.530      61.04%  70,363,992.530   99.722%  186,356.000  0.264%   9,648.000  0.014%
Short Term
Municipal
Portfolio         3,132,094.370   1,642,483.000      52.44%   1,620,264.000   98.647%           --  0.000%  22,219.000  1.353%
Small Cap
Portfolio        38,594,798.357  23,899,686.458      61.92%  23,825,383.458   99.689%   67,072.000  0.281%   7,231.000  0.030%
Value
Portfolio        58,271,758.578  31,193,580.947      53.53%  31,042,241.947   99.515%   72,045.000  0.231%  79,294.000  0.254%

Total           456,476,493.791 262,361,410.856      57.48% 261,507,552.856   99.675%  540,375.000  0.206% 313,483.000  0.119%

A special meeting of the shareholders of each Portfolio of the Trust was held on April 30, 2007. At the meeting shareholders were asked to vote for proposals to (i) elect Robert J. Zion as a Trustee for the Trust and (ii) shareholders of the Fixed Opportunity Portfolio were asked to approve a new portfolio management agreement between the Trust and Seix Advisors. The results of the April 30, 2007 meeting are presented below:

Proposal #1:

                                                                                                      % of
                                                                                                     Votes
          Portfolio            Record Date Shares  Shares Voted   % of Total Shares  For Proposal   in Favor
          ---------            ------------------ --------------- ----------------- --------------- --------
Value Portfolio                  59,799,444.705    49,093,783.642      82.097%       49,093,783.642  100.00%
Growth Portfolio                121,844,470.527    95,382,820.625      78.282%       95,382,820.625  100.00%
Small Cap Portfolio              43,297,443.268    28,527,033.819      65.886%       28,527,033.819  100.00%
International Portfolio         123,659,284,340    82,279,275.633      66.537%       82,279,275.633  100.00%
Intermediate Municipal
Portfolio                        59,135,982.750    58,729,549.250      99.313%       58,729,549.250  100.00%
Fixed Income Portfolio           25,854,250.573    22,227,657.896      85.973%       22,227,657.896  100.00%
Fixed Income II Portfolio        28,035,401.000    22,274,506.000      79.451%       22,274,506.000  100.00%
Fixed Opportunity Portfolio      18,738,992.920     9,696,843.195      51.747%        9,696,843.195  100.00%
Short Term Municipal Bond
Portfolio                         3,044,405.309     3,036,621.000      99.744%        3,036,621.000  100.00%

Total                           483,409,675.392   371,248,090.060      76.798%      371,248,090.060  100.00%

Proposal #2:

                                                   % of
                      Record Date                 Total                 % of Votes Against
Portfolio               Shares      Shares Voted  Shares  For Proposal   in Favor  Proposal Abstain
---------            -------------- ------------- ------  ------------- ---------- -------- -------
Fixed Opportunity
Portfolio            18,738,992.920 9,696,843.195 51.747% 9,696,843.195    100%       0        0